EXHIBIT 10.148

              AMENDMENT NUMBER NINE TO LOAN AND SECURITY AGREEMENT

      This Amendment Number Nine to Loan and Security Agreement ("Amendment") is entered into as of December 23, 2004, by and between BLUEGREEN CORPORATION, f/k/a Patten Corporation, a Massachusetts corporation ("Borrower"), and WELLS FARGO FOOTHILL, INC., a California corporation, f/k/a/ Foothill Capital Corporation ("Foothill"), in light of the following:

      FACT ONE: Borrower and Foothill have previously entered into that certain Amended and Restated Loan and Security Agreement, dated as of September 23, 1997, as Amended by that certain Amendment Number One to Loan and Security Agreement dated as of December 1, 2000, as further amended by that certain Amendment Number Two to Loan and Security Agreement dated as of November 9, 2001, that certain Amendment Number Three to Loan and Security Agreement dated as of August 28, 2002, that certain Amendment Number Four to Loan and Security Agreement dated as of March 26, 2003, that certain Amendment Number Five to Loan and Security Agreement dated as of September 1, 2003, and that certain Amendment Number Six to Loan and Security Agreement dated as of April 2, 2004, that certain Amendment Number Seven to Loan and Security Agreement dated as of September 21, 2004, and that certain Amendment Number Eight to Loan and Security Agreement dated as of October 5, 2004 (as amended, the "Agreement").

      FACT TWO: Borrower and Foothill desire to amend the Agreement as provided for and on the conditions herein.

      NOW, THEREFORE, Borrower and Foothill hereby amend and supplement the Agreement as follows:

      1. DEFINITIONS. All initially capitalized terms used in this Amendment shall have the meanings given to them in the Agreement unless specifically defined herein.

      2. AMENDMENTS.

            (a) The following new definitions are added to Section 1.1 of the
Agreement:

                  ""Ninth Amendment" means that certain Amendment Number Nine to Loan and Security Agreement dated as of December ___, 2004, executed by Borrower and Foothill."

            (b) Schedule PN-A of the Loan Agreement is deleted in its entirety and the replacement schedule PN-A attached hereto and incorporated by reference hereby is substituted in its place and stead.


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      3. REPRESENTATIONS AND WARRANTIES. Borrower hereby affirms to Foothill that all of Borrower's representations and warranties set forth in the Agreement are true, complete and accurate in all respects as of the date hereof.

      4. NO DEFAULTS. Borrower hereby affirms to Foothill that no Event of Default has occurred and is continuing as of the date hereof.

      5. CONDITION PRECEDENT. The effectiveness of this Amendment is expressly conditioned upon receipt by Foothill of an executed copy of this Ninth Amendment.

      6. COSTS AND EXPENSES. Borrower shall pay to Foothill all of Foothill's out-of-pocket costs and expenses (including, without limitation, title fees, search fees, filing and recording fees, documentation fees, appraisal fees, travel expenses, and other fees, and the reasonable fees and expenses of its counsel) arising in connection with the preparation, execution, and delivery of this Amendment and all related documents.

      7. LIMITED EFFECT. In the event of a conflict between the terms and provisions of this Amendment and the terms and provisions of the Agreement, the terms and provisions of this Amendment shall govern. In all other respects, the Agreement, as amended and supplemented hereby, shall remain in full force and effect.


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      8. COUNTERPARTS; EFFECTIVENESS. This Amendment may be executed in any number of counterparts and by different parties on separate counterparts, each of which when so executed and delivered shall be deemed to be an original. All such counterparts, taken together, shall constitute but one and the same Amendment. This Amendment shall become effective upon the execution of a counterpart of this Amendment by each of the parties hereto. This Agreement may be executed and the signature pages telecopied between the parties. A telefacsimile signature is deemed an original for all purposes.

      IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the date first set forth above.

                                      WELLS FARGO FOOTHILL, INC.,
                                      a California corporation, f/k/a FOOTHILL
                                      CAPITAL CORPORATION,

                                      By:
                                         -------------------------------------
                                      Title:
                                            ----------------------------------

                                      BLUEGREEN CORPORATION,
                                      a Massachusetts corporation


                                      By:
                                         -------------------------------------
                                      Title:
                                            ----------------------------------

                                  SCHEDULE PN-A

                         VARIOUS PLEDGED NOTE STANDARDS

      1. Foothill has a valid, direct and perfected first lien/security interest in the note and security therefore and has a valid and perfected first priority right to payments arising thereunder.

      2. The maker of such a note is not a director, officer, their agents, employees or creditors, or any relative or affiliate of Borrower or the foregoing.

      3. (a) With respect to Pledged A Notes, Borrower has received from the purchaser a minimum cash down payment of 10% of the total sales price, no part of which, to Borrower's knowledge, had been advanced or loaned to such purchaser or borrower, directly or indirectly and the average down payment of the entire portfolio of Pledged A Notes must be at least 20%.

         (b) With respect to Pledged C and Pledged T Notes, Borrower has received from the purchaser a minimum cash down payment of 10% of the total sales price, no part of which, to Borrower's knowledge, had been advanced or loaned to such purchaser or borrower, directly or indirectly and the average down payment of the entire portfolio of: (i) Pledged C Notes must be at least 10%, and (ii) Pledged T Notes must be at least 10%; and (iii) Pledged D Notes must be at least 15%.

      4. The notes must provide for consecutive bi-weekly or monthly installments of principal and interest in U.S. funds over a term not exceeding one hundred eighty (180) months from the date of its execution; provided, however, the average remaining term of the entire portfolio of Pledged Notes is no greater than one hundred twenty months (120).

      5. The Pledged Notes must provide for an interest rate of at least eight percent (8%) per annum, if fixed, or Reference Rate plus two percent (2%) if variable, provided, however, that the blended rate of interest for the entire portfolio of Pledged Notes shall not be less than the Reference Rate plus one point five (1.5%).

      6. With respect to Pledged A Notes, Notes generated by purchasers of real property in New York, Connecticut, Rhode Island, Vermont, New Hampshire, Pennsylvania or Maine which provide for an interest rate during the first two years of prime plus two hundred (200) basis points, and interest thereafter of at least prime plus three hundred and forty (340) basis points will be acceptable, if all other standards are met.

      7. Foothill, in its sole and absolute discretion, may, from time to time, require that the instrument is at least thirty days aged from the date of its execution, and at least one monthly installment payment has been made.


                                  Schedule PN-A
                                  -------------
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

      8. (a) With respect to Pledged A Notes and Pledged C Notes, the maker of the Pledged A Note and Pledged C Note is acceptable to Foothill for credit purposes in its sole judgment; has or will acquire marketable title to a purchase parcel from Borrower; and has not purchased more than four parcels in any project.

            (b) With respect to Pledged D and Pledged T Notes, the maker of the Pledged D and Pledged T Note is acceptable to Foothill for credit purposes in its sole judgment; has or will acquire marketable title to a timeshare interval purchased from Borrower; and has not purchased an aggregate of more than four weeks of intervals in all of Borrower's projects.

      9. No Pledged Note will be delinquent more than sixty (60) days past its due date at the time of the advance.

      10. The note and the mortgage securing the same are satisfactory to Foothill and validly enforceable in accordance with their terms; upon the obligors default under the instrument, subject only to notice in a reasonable grace period, payment of the balance of the indebtedness owing under the note may be immediately accelerated and the lien of the mortgage securing the same may be foreclosed; the Note Mortgage has been recorded in the appropriate real estate records where the purchased parcel is located; and the lien of the purchase mortgage is subject only to permitted encumbrances and covenants, conditions, and restrictions, rights of way and other matters of public record acceptable to lender in their sole judgment.

      11. All lot site improvements, if any, which have been covenanted to be provided to the maker of the note shall have been provided, completed, or bonded.

      12. The note in the applicable sales transaction complied with all applicable laws and the purchaser does not have any right of rescission or setoff, or the like.

      13. The Pledged Notes must be from a diverse group of properties and from a diverse geographic area. At least 90% of the purchasers or the makers of the notes must be citizens of the United States or of Canada.

      14. All Pledged Notes must be payable in United States legal tender.

      15. (a) No single Pledged Note can be of a principal amount such that the advance made on such note would exceed One Million Dollars ($1,000,000).

            (b) With respect to Pledged D Notes, no single pledged D Note can be in an amount less than $30,000.

            (c) With respect to Pledged D Notes, the average face value of the entire portfolio of Pledged D Notes can not exceed $50,000.

      16. No single Pledged Note can be of a principal amount such that the advance made on such note equals or exceeds fifty percent (50%) of the outstanding A Line Advances and B Line Advances then outstanding, without taking into effect the proposed advance on such note.

                                  Schedule PN-A
                                  -------------
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      17. Policies of Title Insurance, in form reasonably satisfactory to
Foothill, shall be delivered to Foothill within sixty (60) days of delivery of each Note Mortgage.

      18. For notes generated by Affiliates of Borrower, Foothill shall be satisfied with the assignment documents transferring such note to Borrower, and the certificate set forth in Section 3.2(c) hereof.

      19. With respect to Pledged C Notes, Pledged D Notes, and Pledged T Notes, each Pledged C Note, Pledged D Note, and Pledged T Note shall be aged at least thirty (30) days from the date of execution thereof.

      20. With respect to Pledged D Notes and Pledged T Notes, Foothill shall have received the originals of: (i) the recorded Note Mortgages and assignments of Note Mortgages within sixteen (16) weeks of the funding of the same by Foothill; and (ii) all other security which serves as security for the repayment of each Pledged D Note and Pledged T Note at the time of funding of the same by Foothill.

      21. With respect to Pledged C Notes, at least one maker of each such note must have a Fair Isaac score of at least 600 with no pending bankruptcy proceeding pending within the preceding three (3) year period prior to execution.

      22. With respect to Pledged C Notes, the maker of each such note must have executed valid and enforceable pre-authorized automated checking account withdrawals for loan payments.

      23. With respect to Pledged C Notes, the term shall not exceed two hundred and forty (240) months.

      24. Intentionally Deleted.

      25. With respect to Pledged D Notes, the term shall not exceed one hundred and eighty (180) months.


                                  Schedule PN-A
                                  -------------
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